Exhibit 10.15
PROMISSORY NOTE NO. 1
TO MASTER SECURITY AGREEMENT NO. REPLX
DATED AS OF SEPTEMBER 12, 2007

$4,000,000.00	September 12, 2007
FOR VALUE RECEIVED, REPLY! INC., a California corporation, located at the address stated below (“Debtor”) promises, to pay to the order of ATEL Ventures, Inc., a California Finance Lender with California Finance Lender’s License No. 605-2302, or any subsequent holder hereof (each, a “Secured Party”) at its office located at 600 California Street, 6th Floor, San Francisco, CA 94108 or at such other place as Secured Party or the holder hereof may designate, the principal sum of Four Million Dollars ($4,000,000.00) (the “Principal Amount”), with interest on the unpaid principal balance from the date hereof through and including the dates of payment. During the initial term of this Note, Maker shall pay on the first day of each month, (i) six (6) monthly installments of interest only, payable in advance, each of which shall be equal to the product of (a) the interest factor of 1.02668025% (“Interest Factor”) and (b) the original Principal Amount, in the interest installment amount specified below, (each an “Interest Installment”), followed by (iii) thirty (30) consecutive monthly periodic installments payable in advance on the first day of each month (each a “Periodic Installment”), each of which shall be equal to the product of (a) the loan factor of 3.8650% (“Loan Factor”) and (b) the original Principal Amount, in the periodic installment amount each month specified below as follows:

Interest Installment Amount
1–6	$41,067.21

Periodic Installment Amount
7–36	$154,600.00
Such installments have been calculated on the basis of a 360-day year of twelve 30-day months. Each payment may, at the option of the Debtor, be calculated and applied on an assumption that such payment would be made on its due date Debtor agrees to pay any initial partial month interest payment from the date of this Note to the first day of the following month (“Interim Interest”), (the “Commencement Date”).
Prepayment Option: Notwithstanding anything to the contrary contained herein or in the Agreement, so long as no Event of Default shall exist and be continuing, Debtor may prepay this Note in full, but not in part, after eighteen (18) months on the following terms and conditions:
(a)	Debtor shall give Secured Party five (5) business days’ prior written notice of its intent to prepay the Note and such prepayment shall be made upon a regularly scheduled payment date; and

(b)	Prepayment shall be in the full amount of unpaid Principal Amount, earned but unpaid interest accrued to the date of prepayment, and any outstanding fees, taxes, costs or other reimbursements (including any indemnities) owing to Secured Party as so required by the terms of the Agreement or Note (in the aggregate, the “Prepayment Amount”).

(c)	In addition to the above Prepayment Amount, if Debtor prepays this Note, Debtor shall pay the following prepayment fee (“Prepayment Fee”): (i) on the first day of and during the nineteenth (19th) month through and including the last day of the twenty-fourth (24th) month: two percent (2%) of the remaining Principal Amount of this Note, and (iii) on the first day of the twenty-fifth (25th) month through and including the thirty-sixth (36th) month of this Note, a Prepayment Fee declining from 2% on a pro-rata basis to zero percent (0%)of the remaining unpaid Principal Amount of this Note.

(d)	In the event Debtor is acquired during the first eighteen months of the term of this Note, and the acquisition price per share which Secured Party receives after net exercise of its Warrant is greater than or equal to three times (3X) the Exercise Price of Secured Party’s Warrant, there will be no Prepayment Fee on Debtor’s prepayment of this Note in the first eighteen months. If the acquisition price per share is less than three times (3X) the Exercise Price of Secured Party’s Warrant after net exercise of the Warrant, there will be no Prepayment Fee on Debtor’s prepayment of this Note, however Debtor shall pay to Secured Party in cash an amount equal to the difference between the amount Secured Party actually receives for its Warrant and three times (3X) the Exercise Price of the Warrant. Notwithstanding the understanding set forth in this subsection (d), in the event that the Warrant and this Loan are assumed by an acquiring party satisfactory to Secured Party in its good faith discretion, this subsection (d) shall not apply.
The acceptance by Secured Party of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Secured Party’s right to receive payment in full at such time or at any prior or subsequent time.
This Note incorporates by reference all of the terms and conditions of Master Security Agreement No. REPLX, dated as of September 12, 2007, between Secured Party, and Debtor (the “Security Agreement”), and all capitalized terms used herein, which are not otherwise defined, will have the same meanings as given to them in such Security Agreement. This Note is secured by the Security Agreement, and is entitled to the benefits of the Security Agreement, which contains, among other things, provisions for (i) Events of Default and the Secured Party’s rights and remedies following an Event of Default (which include, but are not limited to, acceleration of amounts due under this Note and payment of the Balance Due set forth in Exhibit A to this Note) (ii) the description of and Secured Party’s rights with respect to the Collateral which secures the repayment of this Note set forth on Exhibit B to this Note, and (iii) other rights and remedies of Secured Party.
The Debtor and all sureties, endorsers, guarantors or any others (each such person, other than the Debtor, an “Obligor”) who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this

Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Secured Party, and agree that suit may be brought and maintained against any one or more of them, at the election of Secured Party without joinder of any other as a party thereto, and that Secured Party shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Debtor and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if and to the extent permitted by law) all expenses incurred in collection, including Secured Party’s actual attorneys’ fees. Debtor and each Obligor agrees that fees not in excess of twenty percent (20%) of the amount then due shall be deemed reasonable.
Debtor and Secured Party intend to strictly comply with all applicable Federal and California laws.
TO THE EXTENT PERMITTED BY LAW, THE DEBTOR HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. TO THE EXTENT THIS WAIVER IS ENFORCEABLE, IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
This Note and any Security Agreement and Proposal Letter constitute the entire agreement of the Debtor and Secured Party with respect to the subject matter hereof and supersede all prior understandings, agreements and representations, express or implied. In the event of a conflict between the Proposal Letter and the Note and Security Agreement, the Note and Security Agreement shall govern.
No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Debtor and Secured Party. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.
Upon receipt of an affidavit of an officer of Secured Party as to the loss, theft, destruction or mutilation of this Note or any Debt Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Debt Document, Debtor will issue, in lieu thereof, a replacement Note or other Debt Document in the same principal amount thereof and otherwise of like tenor.
It is understood and agreed that this Note and all of the Debt Documents were negotiated and have been or will be delivered to Secured Party in the State of California, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by this Note and the Debt Documents. Debtor agrees to furnish to Secured Party at Secured Party’s office in San Francisco, CA, all further instruments, certifications and documents to be furnished hereunder. The parties also agree that if collateral is pledged to secure the debt evidenced by this Note, that the state or states in which such collateral is located each have a substantial relationship to the parties and to the underlying transaction embodied by this Note and the Debt Documents.
     CHOICE OF LAW. DEBTOR AGREES THAT THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED BY THE LAWS OF THE STATE OF CALIFORNIA DEBTOR CONSENTS TO JURISDICTION IN THE STATE OF CALIFORNIA AND VENUE IN ANY FEDERAL OR STATE COURT IN THE STATE OF CALIFORNIA FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT SAID COUNTY IS NOT CONVENIENT. DEBTOR WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST SECURED PARTY IN ANY JURISDICTION EXCEPT THE STATE OF CALIFORNIA

REPLY! INC.

/s/ Wm. Samuel Veazey (Witness)	By: Name:	/s/ Payam Zamani Payam Zamani
Wm. Samuel Veazey (Print Name)	Title:	CEO
12667 Alcosta Blvd, Suite 200

(Address)
San Ramon, CA 94583

	Federal Tax	ID #: 94-3400697
	Address:	12667 Alcosta Blvd, Suite 200

San Ramon, CA 94583

EXHIBIT A TO
PROMISSORY NOTE NO. 1 TO
MASTER SECURITY AGREEMENT NO. REPLX
DATED AS OF SEPTEMBER 12, 2007
BETWEEN
ATEL VENTURES, INC. AS SECURED PARTY
AND
REPLY! INC. AS DEBTOR

Balance
Due Value
(% of
Original
Period	Principal)
1	108.97%
2	108.91%
3	108.80%
4	108.70%
5	108.55%
6	108.38%
7	105.36%
8	102.29%
9	99.19%
10	96.05%
11	92.86%
12	89.62%
13	86.35%
14	83.03%
15	79.67%
16	76.26%
17	72.81%
18	69.31%
19	65.76%
20	62.17%
21	58.56%
22	54.92%
23	51.25%
24	47.55%
25	43.81%
26	40.03%
27	36.23%
28	32.38%
29	28.51%
30	24.60%
31	20.64%
32	16.64%
33	12.60%
34	8.53%
35	4.42%
36	0.28%

REPLY! INC.

By:	/s/ Payam Zamani
Name: Payam Zamani
Title: CEO
Date: September 12, 2007

EXHIBIT B TO
PROMISSORY NOTE NO. 1 TO
MASTER SECURITY AGREEMENT NO. REPLX
DATED AS OF SEPTEMBER 12, 2007 BETWEEN
ATEL VENTURES, INC. AS SECURED PARTY AND REPLY! INC. AS DEBTOR
“Collateral” shall mean all personal property and fixtures of the Debtor, including, but not limited to all of the Intellectual Property, Receivables, Payments, accounts, the Deposit Account or Accounts, contract rights, instruments, documents, chattel paper (including tangible and electronic chattel paper), payment intangibles, commercial tort claims, health-care-insurance receivables, instruments, investment property, supporting obligations and general intangibles now owned or hereafter acquired by the Debtor and all goods, equipment, general intangibles and property of the Debtor described below which is now owned or hereafter acquired by the Debtor, wherever located; all deposit accounts (including all signature cards, account agreements and other documents relating to deposit accounts) and other obligations or indebtedness owed to the Debtor from whatever source arising; letter of credit rights; all rights of the Debtor to receive any payment in money or kind; all Inventory; all Equipment; all of the Debtor’s rights as an unpaid seller, including stoppage in transit, detinue and reclamation; all guarantees, or other agreements or property securing or relating to any of the items referred to above, or acquired for the purpose of securing and enforcing any of such items; all books of account and documents related thereto; all customer lists and other documents containing the names, addresses and other information regarding the Debtor’s customers, subscribers or those to whom the Debtor provides any services; computer tapes, programs, discs and other material, media or documents relating to the recording, billing or analyzing of any of the above; all computers, word processors, printers, switches, interfaces, source codes, mask works, software, web servers, website service contracts, internet connection contract or line lease, website hosting service contract, website license agreements, back-up copies of website content, contracts with website advertisers, scripts, codes or Active X controls, technology escrow agreements, website content development agreements, all rights, of whatever form, in and to instructional material, and connectors and all parts, accessories, additions, substitutions, or options together with all property or equipment used in connection with any of the above or which are used to operate or cause to operate any features, special applications, format controls, options or software of any or all of the above-mentioned items; whether now owned or existing or hereafter acquired or arising, contractual rights, literary rights, all amounts received as an award in or settlement of a suit in damages, proceeds of loans, interests in joint ventures or general or limited partnerships, the sale by the Debtor of any of the foregoing and all proceeds (cash and non-cash) of the foregoing; proceeds of property received wholly or partly in trade or exchange for the Collateral and all rents, revenues, issues, profits and proceeds in any form, including cash, insurance proceeds, distributions on stock, negotiable instruments and other evidences of indebtedness, chattel paper, security agreements and other documents arising from the sale, lease, license, encumbrance, collection of, or any other temporary or permanent disposition of, the Collateral or any interest therein. The Debtor acknowledges and agrees that, in applying the law of any jurisdiction that at any time enacts all or substantially all of the uniform provisions of Revised Article 9 of the Uniform Commercial Code (1999 Official Text), the foregoing collateral description covers all assets of the Debtor. The Secured Party may at any time and from time to time file, pursuant to the provisions of this Agreement, financing and continuation statements and amendments thereto reflecting the same.